Exhibit 32
WRITTEN STATEMENT
OF THE CHIEF EXECUTIVE OFFICER (PRINCIPAL EXECUTIVE OFFICER)
AND THE CHIEF FINANCIAL OFFICER (PRINCIPAL FINANCIAL OFFICER)
PURSUANT TO 18 U.S.C. 1350
     Solely for the purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial and Accounting Officer) of Energy Conversion Devices, Inc. (the “Company”), hereby certify that to the best of our knowledge the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2010 (“Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 9, 2010

By:	/s/ MARK D. MORELLI
	Name:	Mark D. Morelli
	Title:	Chief Executive Officer (Principal Executive Officer) of Energy Conversion Devices, Inc.

By:	/s/ WILLIAM C. ANDREWS
	Name:	William C. Andrews
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer) of Energy Conversion Devices, Inc.